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                                            March 11, 2004


Dennis L. Pelino
1500 Ocean Drive, Suite 1201
Miami Beach, FL  33139

         RE:  Modification to Employment Agreement

Dear Dennis,

         This letter agreement is intended to constitute a formal binding modification to your Amended and Restated Employment Agreement with Stonepath Group, Inc. (the "Company") dated February 22, 2002 (the "Employment Agreement") with respect to the following subject matter:

         1. Modification to Base Salary. Effective as of January 1, 2004, the Base Salary under Paragraph 3.1(a) of your Employment Agreement shall be increased from $360,000 to $500,000, however, you and the Company have agreed that the aggregate incremental increase in your Base Salary over the remaining term of your amended Employment Agreement (of $700,000) shall be provided to you in advance in the form of options to purchase 359,000 shares of the Company's Common Stock at an exercise price of $3.75 per share, as granted under the Company's Stock Option Plan. The Options shall vest on a prorata monthly basis through the scheduled expiration of your amended employment term. Otherwise, the terms and conditions of these Options shall be as set forth on Option No. 2004-55, a copy of which has been provided to Executive.

         2. Modification to Term. The Employment Period for the Executive's employment under the Employment Agreement will continue through June 21, 2009.

         3. Miscellaneous.

                  (a) Capitalized terms utilized in this Letter Agreement shall, unless otherwise defined herein, have the meaning ascribed under the Employment Agreement;

                  (b) Except as set forth in this Letter Agreement, the Employment Agreement shall remain in full force and effect.

         Would you kindly place your signature on the line provided below indicating your agreement to the terms set forth above.

                                            Sincerely,

                                            STONEPATH GROUP, INC.



                                            BY:  _____________________________
Accepted by:

--------------------------------
DENNIS L. PELINO
DATED:  March 11, 2004




                         1600 Market Street, Suite 1515
                             Philadelphia, PA 19103
                  Telephone 215.979.8370 Facsimile 215.979.8399